UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 11, 2022

Enact Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40399	46-1579166
(State or other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

8325 Six Forks Road
Raleigh, North Carolina 27615
(919) 846-4100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	ACT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.
On August 11, 2022, the Board of Directors of Enact Holdings, Inc., a Delaware corporation (the "Company"), approved the fourth Amendment to the Amended and Restated Bylaws of the Company (the "Fourth Amendment"). The Fourth Amendment, which was adopted effective as of August 11, 2022, allows the Independent Capital Committee (the “ICC”) to consist of a minimum of three (3) independent directors. This Fourth Amendment allows the ICC to have three (3) or more independent directors as members, in the Board’s discretion, as opposed to only allowing three (3) independent directors as members under the prior Bylaws. A complete copy of the Company's current Bylaws, including the language added by the Fourth Amendment appearing as Section 3.12, is attached to this report as an Exhibit.

Item 9.01	Financial Statements and Exhibits.
The following materials are exhibits to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit

3.1	Amended and Restated Bylaws of Enact Holdings, Inc.
104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENACT HOLDINGS, INC.

Dated: August 15, 2022	By:	/s/ Hardin Dean Mitchell
Hardin Dean Mitchell
Executive Vice President, Chief Financial Officer and Treasurer
(Principal Financial Officer)

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